1940 Act File No. 811-23377
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]    Preliminary Information Statement
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Tidal ETF Trust
(Name of Registrant As Specified In Its Charter)

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Aware Ultra-Short Duration Enhanced Income ETF
A series of Tidal ETF Trust
898 North Broadway, Suite 2
Massapequa, New York 11758

INFORMATION STATEMENT
NOTICE OF APPOINTMENT OF NEW SUB-ADVISER
A Notice of Internet Availability of this Information Statement is being mailed on or about April 8, 2021 to shareholders of record as of February 26, 2021 (the “Record Date”). The Information Statement is being provided to shareholders of the Aware Ultra-Short Duration Enhanced Income ETF (the “Fund”), a series of Tidal ETF Trust (the “Trust”), a Delaware statutory trust with principal offices located at 898 North Broadway, Suite 2, Massapequa, New York 11758, in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Fund, the Trust and the investment adviser to the Fund, Toroso Investments, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (“SEC”) effective as of June 23, 2019. The Manager of Managers Order permits the Adviser, subject to approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), to enter into or materially amend sub-advisory agreements without obtaining shareholder approval, subject to the condition that an Information Statement (or a Notice of Internet Availability of Information Statement) is provided to shareholders of the Fund.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT
This Information Statement is available at www.awareetf.com.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY
The Adviser, and not the Fund, will bear the expenses incurred with preparing and distributing this Information Statement. One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.
YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.AWAREETF.COM, BY WRITING TO THE FUND, C/O U.S. BANK GLOBAL FUND SERVICES, P.O. BOX 701, MILWAUKEE, WI 53201-0701, OR BY CALLING (866) 539-9530.
THE ADVISER AND ITS INVESTMENT ADVISORY AGREEMENT (THE “ADVISORY AGREEMENT”)
Pursuant to an Advisory Agreement with the Trust, on behalf of the Fund, dated December 21, 2018, the Adviser, a Delaware limited liability company, located at 898 North Broadway, Suite 2, Massapequa, New York 11758, serves as the investment adviser to the Fund. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholder of the Fund on January 22, 2019 and was renewed for another annual term at the Board’s January 21, 2021 meeting. The Advisory Agreement will be renewable from year to year with respect to the Fund, so long as its continuance is approved at least annually (1) by the vote, cast in person at a meeting called for that purpose (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom), of a majority of those Trustees who are not “interested persons” of the Adviser or the Trust; and (2) by the majority vote of either the full

Board or the vote of a majority of the outstanding shares of the Fund. The Advisory Agreement automatically terminates on “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), and is terminable on a 60-day written notice either by the Trust or the Adviser.
The Adviser shall not be liable to the Trust or any shareholder for anything done or omitted by it in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed upon it by its agreement with the Trust or for any losses that may be sustained in the purchase, holding, or sale of any security of the Fund.
Under the Advisory Agreement, in exchange for a single unitary management fee (as discussed below), the Adviser has agreed to pay all expenses incurred by the Fund except for interest charges on any borrowings, dividends and other expenses on securities sold short, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments, acquired fund fees and expenses, accrued deferred tax liability, extraordinary expenses, distribution fees and expenses paid by the Fund under any distribution plan adopted pursuant to Rule 12b‑1 under the 1940 Act, and the unified management fee payable to the Adviser (collectively, “Excluded Expenses”).
For services provided to the Fund, the Fund pays the Adviser a single unitary management fee of 0.23% at an annual rate based on the Fund’s average daily net assets. For the fiscal year ended November 30, 2020, the Adviser received an aggregate fee of $776,233. From the unitary management fee, the Adviser pays the Fund’s investment sub-adviser a sub-advisory fee. The investment sub-adviser serves pursuant to a separate sub-advisory agreement between the Adviser and the sub-adviser.
BOARD APPROVAL AND EVALUATION OF THE NEW INVESTMENT SUB-ADVISORY AGREEMENT
At a meeting of the Board held on January 21, 2021 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (the “Independent Trustees”), reviewed the various factors relevant to its consideration of the investment sub‑advisory agreement (the “Sub-Advisory Agreement”) between the Adviser and National Investment Services of America, LLC, doing business as National Investment Services (“NIS” or the “Sub-Adviser”) and the Board’s legal responsibilities related to such consideration. After analysis and discussions of the factors identified below, the Board, including a majority of the Independent Trustees, approved the Sub‑Advisory Agreement for an initial two-year term.
Nature, Extent and Quality of Services Provided
The Board considered the nature, extent and quality of the Sub-Adviser’s overall services to be provided to the Fund as well as its specific responsibilities in all aspects of day-to-day investment management of the Fund. The Board considered the qualifications, experience and responsibilities of Jason Berrie, Kent White, Mark Anderson, Jeffrey Parker, James Kaplan, Barbara Schalla, Lesly Barnes, Vincent Russo, Stefan Martin, Michael Fohr, Thomas Price, and Stephen Smitley, who will each serve as a portfolio manager for the Fund, as well as the responsibilities of other key personnel of the Sub-Adviser to be involved in the day-to-day activities of the Fund. The Board reviewed the due diligence information provided by the Sub-Adviser, including information regarding the Sub-Adviser’s compliance program, its compliance personnel and compliance record, as well as the Sub-Adviser’s cybersecurity program and business continuity plan. The Board noted that the Sub-Adviser manages other separately-managed accounts that utilize a strategy similar to the investment strategy to be employed by the Sub-Adviser with respect to the Fund.

The Board also considered other services to be provided to the Fund, such as monitoring adherence to the Fund’s investment strategies and restrictions, monitoring compliance with various Fund policies and procedures and with applicable securities regulations, monitoring the extent to which the Fund meets its investment objective as an actively-managed ETF and quarterly reporting to the Board. The Board noted that the Sub-Adviser would be responsible for selecting the Fund’s investments and trade execution, subject to oversight by the Adviser.
The Board concluded that the Sub-Adviser had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Sub-Advisory Agreement and managing the Fund and that the nature, overall quality and extent of the management services to be provided to the Fund, as well as the Sub-Adviser’s compliance program, were satisfactory.
Investment Performance of the Fund and the Sub-Adviser
The Board noted that the Sub-Adviser had not yet commenced sub-advisory services for the Fund and, therefore, concluded that performance of the Fund was not a relevant factor for consideration.
Cost of Services to be Provided and Profits to be Realized by the Sub-Adviser
The Board considered the structure of the proposed sub-advisory fee to be paid by the Adviser to the Sub‑Adviser under the Sub‑Advisory Agreement. The Board noted that the Adviser represented to the Board that the sub-advisory fee payable under the Sub-Advisory Agreement was reasonable in light of the services to be performed by the Sub-Adviser. Since the sub-advisory fee is to be paid by the Adviser, the overall advisory fee paid by the Fund is not directly affected by the sub-advisory fee paid to the Sub-Adviser. Consequently, the Board did not consider the cost of services provided by the Sub-Adviser or the potential profitability of its relationship with the Fund to be material factors for consideration given that the Sub-Adviser is not affiliated with the Adviser and, therefore, the sub-advisory fee to be paid to the Sub-Adviser was negotiated on an arm’s-length basis. Based on all of these factors, the Board concluded that the sub-advisory fee to be paid to the Sub-Adviser by the Adviser reflected an appropriate allocation of the advisory fee and was reasonable in light of the services to be provided by the Sub-Adviser.
Extent of Economies of Scale as the Fund Grows
Since the sub-advisory fee payable to the Sub-Adviser is not paid by the Fund, the Board did not consider whether the sub‑advisory fee should reflect any potential economies of scale that might be realized as the Fund’s assets increase.
Benefits to be Derived from the Relationship with the Fund
The Board considered the direct and indirect benefits that could be received by the Sub-Adviser from its association with the Fund. The Board concluded that the benefits the Sub-Adviser may receive, such as greater name recognition or the ability to attract additional investor assets, appear to be reasonable and in many cases may benefit the Fund.
Conclusion
Based on the Board’s deliberations and its evaluation of the information described above, with no single factor determinative of a conclusion, the Board, including the Independent Trustees, unanimously concluded that: (a) the terms of the Sub-Advisory Agreement were fair and reasonable; (b) the sub‑advisory fee is reasonable in light of the services that the Sub-Adviser will provide to the Fund; and (c) the approval of the Sub-Advisory Agreement for an initial term of two years was in the best interests of the Fund and its shareholders.

INFORMATION REGARDING THE SUB-ADVISORY AGREEMENT
Pursuant to the Sub-Advisory Agreement, NIS is responsible for the day-to-day management of the Fund’s portfolio, including determining the securities purchased and sold by the Fund, subject to the supervision of the Adviser and the Board. NIS is also responsible for trading portfolio securities for the Fund, including selecting broker-dealers to execute purchase and sale transactions.
The Sub-Advisory Agreement with respect to the Fund will continue in force for an initial period of two years. Thereafter, the Sub-Advisory Agreement will be renewable from year to year with respect to the Fund, so long as its continuance is approved at least annually (1) by the vote, cast in person at a meeting called for that purpose (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom), of a majority of those Trustees who are not “interested persons” of the Trust; and (2) by the majority vote of either the full Board or the vote of a majority of the outstanding Shares.
The Sub-Advisory Agreement will terminate automatically in the event of its assignment, and is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Fund, on 60 days’ written notice to the Adviser and the Sub-Adviser, or by the Adviser or Sub-Adviser on 60 days’ written notice to the Trust and the other party. The Sub-Advisory Agreement provides that the Sub-Adviser shall not be liable for any action taken or omitted to be taken by the Sub-Adviser in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties.
For its services, NIS is paid a fee by the Adviser, which is calculated daily and paid monthly, at an annual rate of 0.21% of the Fund’s average daily net assets. NIS has agreed to assume the Adviser’s obligation to pay all expenses incurred by the Fund, except for the sub-advisory fee payable to NIS and Excluded Expenses. Such expenses incurred by the Fund and paid by NIS include fees charged by Tidal ETF Services, LLC, the Fund’s administrator and an affiliate of the Adviser.
INFORMATION ABOUT NATIONAL INVESTMENT SERVICES OF AMERICA, LLC DOING BUSINESS AS NATIONAL INVESTMENT SERVICES
National Investment Services of America, LLC, 777 East Wisconsin Avenue, Suite 2350, Milwaukee, Wisconsin 53202, doing business as National Investment Services, was formed in October 2019. NIS is the successor registered investment adviser to NIS, Inc. NIS, Inc. was formed in November 1993 and began operations on April 1, 1994. NIS is a majority-owned asset management subsidiary of Resolute Investment Managers, Inc. (“RIM”) located at 220 E. Las Colinas Blvd., Suite 1200, Irving, Texas 75039. RIM is an indirect wholly-owned subsidiary of Resolute Investment Holdings, LLC, which is owned primarily by Kelso Investment Associates VIII, L.P.
The following table provides information on the principal executive officers of NIS:

Name and Address*	Title and Principal Occupation
Larry H. Haslee	Chief Compliance Officer
Robert P. Brooks	Chief Executive Officer
Kent J. White	Co-Chief Investment Officer
Norman E. Sidler	Principal, Managing Partner
Bartlett J. McCartin	Principal, Managing Partner
John P. Fremgen	Principal, Managing Partner
Tyler J. Pullen	Chief Equity Officer
Scott O. Van Lith	Chief Financial Officer
Mark R. Anderson	Chief Strategy Officer
Christopher J. Berrie	Co-Chief Investment Officer

Name and Address*	Title and Principal Occupation
Gene L. Needles	Director
Jeffrey K. Ringdahl	Director
*The principal mailing address of each individual is that of NIS’ principal office as stated above.
Portfolio Managers
The following individuals at the Sub-Adviser are jointly and primarily responsible for the day-to-day management of the Fund and have acted in this capacity since January 2021.
Jason C. Berrie, CFA, Chief Investment Officer at the Sub-Adviser
Mr. Berrie, an owner of the Sub-Adviser, has been with the Sub-Adviser since 2003 and is Chief Investment Officer. Mr. Berrie has over 25 years of investment experience and is responsible, in conjunction with Mr. Kent White, for developing investment strategies and overseeing final portfolio decisions at the Sub-Adviser. Mr. Berrie holds a B.B.A in business administration from the University of Iowa and is a CFA charterholder.
Kent J. White, CFA, Senior Adviser at the Sub-Adviser
Mr. White, an owner of the Sub-Adviser, has been with the Sub-Adviser since 1994 and is Senior Adviser. Mr. White has over 30 years of investment experience and is responsible, in conjunction with Mr. Jason Berrie, for developing investment strategies and overseeing final portfolio decisions at the Sub-Adviser. Mr. White holds a B.S. in pharmacy from the University of Kansas and an M.B.A. in finance from Duke University and is a CFA charterholder.
Mark R. Anderson, CFA, Chief Strategy Officer at the Sub-Adviser
Mr. Anderson, an owner of the Sub-Adviser, has been with the Sub-Adviser since 2000. Mr. Anderson has over 25 years of investment experience and is responsible for the Sub-Adviser’s economic and market outlooks. Mr. Anderson holds a B.S. in business administration from the University of Wisconsin – Stevens Point and is a CFA charterholder.
Jeffrey F. Parker, Lead Portfolio Manager, Preferred Stock at the Sub-Adviser
Mr. Parker, an owner of the Sub-Adviser, has been with the Sub-Adviser since 2000. Mr. Parker has over 25 years of investment experience and is responsible for preferred stock management at the Sub-Adviser. Mr. Parker holds a B.B.A. in finance from the University of Wisconsin – Milwaukee.
James S. Kaplan, CFA, Lead Portfolio Manager, Structured Products at the Sub-Adviser
Mr. Kaplan, an owner of the Sub-Adviser, has been with the Sub-Adviser since 2009. Mr. Kaplan has over 35 years of investment experience and is responsible for management for all mortgage products at the Sub-Adviser. Mr. Kaplan holds a B.A. in economics and political science from Washington and Lee University and is a CFA charterholder.
Barbara A. Schalla, CFA, Portfolio Manager, Corporate Bonds at the Sub-Adviser
Ms. Schalla, an owner of the Sub-Adviser, has been with the Sub-Adviser since 1993 and has over 30 years of investment experience. Ms. Schalla is responsible for co-managing the corporate bond portfolio and oversees investment policy guidelines at the Sub-Adviser. Ms. Schalla holds a B.B.A. in finance from the University of Wisconsin – Milwaukee and is a CFA charterholder.

Lesly M. Barnes, Portfolio Manager, Structured Products and Treasury at the Sub-Adviser
Ms. Barnes has been with the Sub-Adviser since 2007 and has over 15 years of investment experience. Ms. Barnes is responsible for credit research and structure and collateral analysis at the Sub-Adviser. Ms. Barnes holds a degree from Miami University-Oxford.
Vincent S. Russo, CFA, Portfolio Manager, Corporate Bonds at the Sub-Adviser
Mr. Russo has been with the Sub-Adviser since 2014 and has over 20 years of investment experience. Mr. Russo is responsible for sector allocations and credit research in the industrial sector. at the Sub‑Adviser. Mr. Russo holds a B.B.A. in finance and an M.B.A. from the University of Wisconsin – Whitewater and is a CFA charterholder.
Stefan T. Martin, Portfolio Manager, Structured Products at the Sub-Adviser
Mr. Martin has been with the Sub-Adviser since 2017 and has over 20 years of investment experience. Prior to joining the Sub-Adviser, Mr. Martin was at Aberdeen Asset Management. Mr. Martin is responsible for credit research, structure and collateral analysis in the CMBS sector at the Sub-Adviser. Mr. Martin holds a B.A. in biology from Goshen College and an M.B.A. in finance from Villanova University.
Michael D. Fohr, CFA, CPA, JD, MBA, Co-Portfolio Manager, High Yield at the Sub-Adviser
Mr. Fohr has been with the Sub-Adviser since 2016 where he is responsible for research coverage in the services, capital goods, consumer goods, and retail sectors. Mr. Fohr holds a B.B.A. in accounting, an M.S. in taxation from the University of Wisconsin – Milwaukee. He also holds an M.B.A. in applied security analysis and J.D. from the University of Wisconsin – Madison. Mr. Fohr is a CFA charterholder and certified public accountant.
Thomas M. Price, Co-Portfolio Manager, High Yield at the Sub-Adviser
Mr. Price has been with the Sub-Adviser since 2020 and has over 25 years of investment experience. Prior to joining the Sub-Adviser, Mr. Price held multiple roles at Wells Fargo Asset Management from 2005 to 2020. Mr. Price holds a B.A. in business administration from the University of Michigan and an M.B.A. in finance from the Kellogg Graduate School of Management at Northwestern University.
Stephen J. Smitley, Portfolio Manager, Municipal Bonds and Structured Product at the Sub-Adviser
Mr. Smitley joined the Sub-Adviser in 2021 and has over 20 years of investment experience. Prior to joining the Sub-Adviser, Mr. Smitley was lead Portfolio Manager Structured Products at Aware Asset Management and held various roles in the Structured Products sector at Carval Investors, Black River Asset Management and GMAC-RFC. Mr. Smitley has a B.S. Finance from California State University – Northridge and an M.S.B.A. from the University of Notre Dame Mendoza College of Business.
The Fund’s Statement of Additional Information provides additional information about the Portfolio Managers’ compensation structure, other accounts managed by the Portfolio Managers and the Portfolio Managers’ ownership of shares in the Fund.
Other Investment Companies Advised or Sub-Advised by NIS
NIS does not currently act as an adviser to any registered investment companies having a similar investment objective as that of the Fund.

ADDITIONAL INFORMATION ABOUT THE FUND
Administrator
Tidal ETF Services LLC, located at 898 North Broadway, Suite 2, Massapequa, New York 11758, serves as the Fund’s administrator.
Distributor
Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as the Fund’s distributor and principal underwriter.
Custodian
U.S. Bank National Association, located at 1555 N. Rivercenter Dr, Milwaukee, Wisconsin 53212, serves as the Fund’s custodian.
Sub-Administrator, Fund Accountant, Transfer Agent
U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s sub-administrator, fund account, and transfer agent.
Brokerage Commissions
For the fiscal year ended November 30, 2020, the Fund did not pay any brokerage commissions nor did it pay brokerage commissions to any registered broker-dealer affiliates of the Fund or the Adviser.
Financial Information
The Fund’s most recent annual and semi-annual reports to shareholders are available on request, without charge, by writing to Aware Ultra-Short Duration Enhanced Income ETF, c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or calling (866) 539-9530.
PRINCIPAL SHAREHOLDERS, CONTROL PERSONS, AND MANAGEMENT OWNERSHIP
A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding Shares. A control person is a shareholder that owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders owning voting securities in excess of 25% may determine the outcome of any matter affecting and voted on by shareholders of the Fund. As of February 26, 2021, the following shareholders were considered to be a principal shareholder of the Fund.

Name and Address	% of Ownership	Type of Ownership
JP Morgan Chase Bank, NA 270 Park Avenue, 37th Floor. New York, New York 10017	88%	Record
U.S. Bank National Association 800 Nicollet Mall Minneapolis, MN 55402	8%	Record
As of February 26, 2021, no person was a control person of the Fund and the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.
Shareholder Proposals
As a Delaware statutory trust, the Trust is not required, and does not intend, to hold annual meetings of shareholders. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Trust’s shareholders must be received by the Trust a reasonable period of time prior to any such meeting.

Delivery of Shareholder Documents – Householding
Householding is an option available to certain investors of the Fund. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer.

Aware Ultra-Short Duration Enhanced Income ETF
A series of Tidal ETF Trust
898 North Broadway, Suite 2
Massapequa, New York 11758

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT

April 8, 2021
This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to Aware Ultra-Short Duration Enhanced Income ETF (the “Fund”), a series of Tidal ETF Trust (the “Trust”). We encourage you to review all of the important information contained in the Information Statement.
The Fund and the Trust have made the following material available to you:
Information Statement
The Information Statement details the hiring of a new investment sub-adviser to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved a new investment sub-advisory agreement on behalf of the Fund between Toroso Investments, LLC (“Toroso”), the investment adviser to the Fund, and National Investment Services of America, LLC, doing business as National Investment Services.
Toroso and the Trust have received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission. This Manager of Managers Order permits Toroso to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, of the parties to the agreement, without obtaining shareholder approval. The Manager of Managers Order requires that the Information Statement be provided to you.
By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at www.awareetf.com until at least July 7, 2021. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Aware Ultra‑Short Duration Enhanced Income ETF in writing c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by calling (866) 539-9530 by July 7, 2021. If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to you for requesting a copy.